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                                                                  EXECUTION COPY
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                            PRECISE TECHNOLOGY, INC.





                   11 1/8% SENIOR SUBORDINATED NOTES DUE 2007

                            ------------------------




                                    INDENTURE




                            Dated as of June 13, 1997


                            ------------------------










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                               Marine Midland Bank
                                     Trustee

                            ------------------------





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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE 1     DEFINITIONS AND INCORPORATION BY REFERENCE...................  1
Section 1.01. Definitions..................................................  1
Section 1.02. Other Definitions............................................ 18
Section 1.03. Incorporation By Reference of Trust Indenture Act............ 18
Section 1.04. Rules of Construction........................................ 19
Section 1.05. Compliance Certificates and Opinions......................... 19

ARTICLE 2     THE NOTES.................................................... 21
Section 2.01. Form and Dating.............................................. 21
Section 2.02. Execution and Authentication................................. 22
Section 2.03. Registrar and Paying Agent................................... 23
Section 2.04. Paying Agent to Hold Money in Trust.......................... 23
Section 2.05. Holder Lists................................................. 24
Section 2.06. Transfer and Exchange........................................ 24
Section 2.07. Replacement Notes............................................ 36
Section 2.08. Outstanding Notes............................................ 36
Section 2.09. Treasury Notes............................................... 36
Section 2.10. Temporary Notes.............................................. 36
Section 2.11. Cancellation................................................. 37
Section 2.12. Defaulted Interest........................................... 37

ARTICLE 3     REDEMPTION AND PREPAYMENT.................................... 38
Section 3.01. Applicability of Article..................................... 38
Section 3.02. Election to Redeem; Notice to Trustee........................ 38
Section 3.03. Selection by Trustee of Notes to Be Redeemed................. 38
Section 3.04. Notice of Redemption......................................... 38
Section 3.05. Deposit of Redemption Price.................................. 39
Section 3.06. Notes Payable on Redemption Date............................. 39
Section 3.07. Notes Redeemed in Part....................................... 39
Section 3.08. Optional Redemption.......................................... 40
Section 3.09. Mandatory Redemption......................................... 40
Section 3.10. Offer to Purchase by Application of Excess Proceeds.......... 40

ARTICLE 4     COVENANTS.................................................... 42
Section 4.01. Payment of Principal, Premium and Interest................... 42
Section 4.02. Maintenance of Office or Agency.............................. 43
Section 4.03. Money for Security Payments to Be Held In Trust.............. 43
Section 4.04. Reports...................................................... 44
Section 4.05. Statement as to Compliance; Notice of Default. .............. 45
Section 4.06. Payment of Taxes and Other Claims............................ 46
Section 4.07. Limitation on Liens.......................................... 46
Section 4.08. Corporate Existence.......................................... 46
Section 4.09. Offer to Repurchase Upon Change of Control................... 46
Section 4.10. Asset Sales.................................................. 48



                                      i

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Section 4.11. Limitation on Restricted Payments............................ 49
Section 4.12. Limitation on Incurrence of Indebtedness
              and Issuance of Preferred Stock.............................. 51
Section 4.13. Transactions with Affiliates................................. 53
Section 4.14. Dividend and Other Payment Restrictions
              Affecting Subsidiaries....................................... 54
Section 4.15. Limitation on Issuances and Sales of Capital Stock
              of Wholly Owned Restricted Subsidiaries...................... 55
Section 4.16. Limitation on Layering Debt.................................. 55
Section 4.17. Additional Subsidiary Guarantees............................. 55
Section 4.18. Payments For Consent......................................... 56

ARTICLE 5     SUCCESSORS................................................... 56
Section 5.01. Merger, Consolidation, or Sale of All or
              Substantially All Assets..................................... 56
Section 5.02. Successor Corporation Substituted............................ 57

ARTICLE 6     DEFAULTS AND REMEDIES........................................ 57
Section 6.01. Events of Default and Notice Thereof......................... 57
Section 6.02. Acceleration of Maturity; Rescission......................... 58
Section 6.03. Other Remedies............................................... 59
Section 6.04. Waiver of Past Defaults...................................... 59
Section 6.05. Control by Majority.......................................... 59
Section 6.06. Limitation on Suits.......................................... 60
Section 6.07. Rights of Holders of Notes to Receive Payment................ 60
Section 6.08. Collection Suit by Trustee................................... 60
Section 6.09. Trustee May File Proofs of Claim............................. 60
Section 6.10. Priorities................................................... 61
Section 6.11. Undertaking for Costs........................................ 61
Section 6.12. Waiver of Stay, Extension of Usury Laws...................... 61

ARTICLE 7     TRUSTEE...................................................... 62
Section 7.01. Duties of Trustee............................................ 62
Section 7.02. Rights of Trustee............................................ 63
Section 7.03. Individual Rights of Trustee................................. 63
Section 7.04. Trustee's Disclaimer......................................... 64
Section 7.05. Notice of Defaults........................................... 64
Section 7.06. Reports by Trustee to Holders of the Notes................... 64
Section 7.07. Compensation and Indemnity................................... 64
Section 7.08. Replacement of Trustee....................................... 65
Section 7.09. Successor Trustee by Merger, etc............................. 66
Section 7.10. Eligibility; Disqualification................................ 66
Section 7.11. Preferential Collection of Claims Against the Company........ 66

ARTICLE 8     LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................... 67
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance..... 67
Section 8.02. Legal Defeasance and Discharge............................... 67
Section 8.03. Covenant Defeasance.......................................... 67

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance........ 68
Section 8.05. Deposited Money and U.S. Government Obligations to be
              Held in Trust; Other Miscellaneous Provisions................ 69


                                      ii

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Section 8.06. Reinstatement................................................ 70

ARTICLE 9     AMENDMENT, SUPPLEMENT AND WAIVER............................. 70
Section 9.01. Without Consent of Holders of Notes.......................... 70
Section 9.02. With Consent of Holders of Notes............................. 71
Section 9.03. Compliance with TIA.......................................... 72
Section 9.04. Revocation and Effect of Consents............................ 72
Section 9.05. Notation on or Exchange of Notes............................. 72
Section 9.06. Trustee to Sign Amendments, etc.............................. 72

ARTICLE 10    SUBORDINATION................................................ 73
Section 10.01.Agreement to Subordinate..................................... 73
Section 10.02.Liquidation; Dissolution; Bankruptcy......................... 73
Section 10.03.Default on Designated Senior Debt............................ 73
Section 10.04.Acceleration of Securities................................... 74
Section 10.05.When Distribution Must Be Paid Over.......................... 74
Section 10.06.Notice by Company............................................ 75
Section 10.07.Subrogation.................................................. 75
Section 10.08.Relative Rights.............................................. 75
Section 10.09.Subordination May Not Be Impaired by Company................. 76
Section 10.10.Distribution or Notice to Representative..................... 76
Section 10.11.Rights of Trustee and Paying Agent........................... 76
Section 10.12.Authorization to Effect Subordination........................ 76

ARTICLE 11    SATISFACTION AND DISCHARGE................................... 77
Section 11.01.Satisfaction and Discharge of Indenture...................... 77
Section 11.02.Application of Trust  Money.................................. 77

ARTICLE 12    SUBSIDIARY GUARANTEES........................................ 78
Section 12.01.Subsidiary Guarantee......................................... 78
Section 12.02.Execution and Delivery of Guarantee.......................... 79
Section 12.03.Guarantors May Consolidate, etc., on Certain Terms........... 79
Section 12.04.Releases From Guarantees..................................... 80
Section 12.05.Limitation on Guarantor Liability............................ 80
Section 12.06.Subordination of Subsidiary Guarantees....................... 81

ARTICLE 13    MISCELLANEOUS................................................ 81
Section 13.01.Conflict of Any Provision of Indenture with TIA.............. 81
Section 13.02.Notices...................................................... 81
Section 13.03.Communication by Holders of Notes with Other
              Holders of Notes............................................. 82
Section 13.04.Certificate and Opinion as to Conditions Precedent........... 82
Section 13.05.Legal Holidays............................................... 83

Section 13.06.No Personal Liability of Directors, Officers,
              Employees and Stockholders................................... 83
Section 13.07.Governing Law; Submission to Jurisdiction.................... 83
Section 13.08.No Adverse Interpretation of Other Agreements................ 83
Section 13.09.Successors and Assigns....................................... 84
Section 13.10.Severability................................................. 84


                                     iii

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Section 13.11.Counterpart Originals........................................ 84
Section 13.12.Table of Contents, Headings, etc............................. 84



                                      iv

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EXHIBITS

Exhibit A-1 Form of Restricted Definitive Note, Regulation S Permanent
            Global Note and Rule 144A Global Note
Exhibit A-2 Form of Regulation S Temporary Global Note
Exhibit A-3 Form of Unrestricted Note
Exhibit B   Form of Certificate of Transfer
Exhibit C   Form of Certificate of Exchange
Exhibit D   Form of Certificate from Acquiring Institutional
            Accredited Investor
Exhibit E   Form of Subsidiary Guarantee
Schedule I  Schedule of Existing Indebtedness





                                      v

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                            CROSS-REFERENCE TABLE*

      Trust Indenture                                       Indenture Section
      Act Section
      310(a)(1)...................................................7.10
         (a)(2)...................................................7.10

         (a)(3)...................................................N.A.
         (a)(4)...................................................N.A.
         (a)(5)...................................................7.10
         (b)......................................................7.10
         (c)......................................................N.A.
      311(a)......................................................7.11
         (b)......................................................7.11
         (c)......................................................N.A.
      312(a)......................................................11.03
         (b)......................................................11.03
         (c)......................................................11.03
      313(a)......................................................7.06
         (b)(1)...................................................N.A.
         (b)(2)...................................................7.06; 7.07
         (c)......................................................7.06; 10.02
         (d)......................................................7.06
      314(a)......................................................4.04; 11.02
         (b)......................................................N.A.
         (c)(1)...................................................11.04
         (c)(2)...................................................11.04
         (c)(3)...................................................N.A.
         (d)......................................................N.A.
         (f)......................................................N.A.
      315(a)......................................................7.01
         (b)......................................................7.05; 11.02
         (c)......................................................7.01
         (d)......................................................7.01
         (e)......................................................6.11
      316(a)(last sentence).......................................2.09
         (a)(1)(A)................................................6.05
         (a)(1)(B)................................................6.04
         (a)(2)...................................................N.A.
         (b)......................................................6.07
      317(a)(1)...................................................6.08
         (a)(2)...................................................6.09
         (b)......................................................2.04
      318(a)......................................................11.01
         (b)......................................................N.A.
         (c)......................................................11.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.



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      INDENTURE dated as of June 13, 1997 among Precise Technology, Inc., a
Delaware corporation (the "Company"), Precise TMP, Inc., a Virginia corporation ("Precise TMP"), Massie Tool, Mold & Die, Inc., a Florida corporation ("Massie"), Precise Polestar, Inc., a Virginia corporation ("Precise Polestar"), Precise Technology of Delaware Inc., a Delaware corporation ("Precise Delaware"), and Precise Technology of Illinois Inc., a Delaware corporation ("Precise Illinois") (each of Precise TMP, Massie, Precise Polestar, Precise Delaware and Precise Illinois a "Guarantor", and together with certain future Subsidiaries of the Company as set forth herein, the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/8% Senior Subordinated Notes due 2007 (the "Notes").

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.DEFINITIONS.

      "Accredited Investor" has the meaning set forth in Rule 501(a) (1), (2),
(3) or (7) of the Securities Act.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Agent Members"  means members of, or participants in, the Depository.

      "Applicable Procedures" means applicable procedures of the Depository, Euroclear or Cedel Bank, as the case may be.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section
4.09 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10), and (ii) the issuance of Equity Interests in any Restricted Subsidiary or the sale of Equity Interests in any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets or Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary,
(iii) the disposal of obsolete equipment and machinery in the ordinary course of business and (iv) a Restricted Payment that is permitted to be made, and is made, under Section 4.11 will not be deemed to be Asset Sales.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

      "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

      "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all trade receivables owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP, and (b) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, less any applicable reserves, each of the foregoing determined in accordance with GAAP. To the extent that information is not available as to the amount of trade receivables or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition and (vi) investment funds with total assets in excess of $500 million that invest at least 95% of their assets in securities of the types described in clauses (i) through (v) above.

      "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties;

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;


          (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      "Company" means Precise Technology, Inc., a Delaware corporation, and any successor thereto pursuant to Section 5.01 hereof.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an asset sale (to the extent such losses were deducted or otherwise excluded in computing such Consolidated Net Income), plus
(ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) an amount equal to all premiums on prepayments of debt, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor and, for purposes of determining Consolidated Cash Flow only, shall not exceed the consolidated net income of such Person for such period, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of cash dividends or cash distributions paid to such Person or a Restricted Subsidiary thereof.

     "Consolidated Net Worth" means, with respect to any Person as of any date,

the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated by the Principals or any Related Party to serve on such Board of Directors.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Agreement" means that certain Credit Agreement, dated as of June 13, 1997, by and among Parent, the Company and the Subsidiaries of the Company named therein, the lenders named therein and Fleet National Bank, as Agent and as issuing bank, providing for up to $30.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified (including any agreement extending the maturity of, increasing the total commitment under or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement), renewed, refunded, replaced, restated, supplemented or refinanced from time to time.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Notes" means Restricted Definitive Notes and Unrestricted Definitive Notes.

      "Depository" means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depository with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.


      "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt, the principal amount of which is $5.0 million or more and that has been designated by a Board Resolution as "Designated Senior Debt."

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes (as defined in the Registration Rights Agreement) for New Notes.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means up to $6.8 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date hereof and set forth on Schedule I hereto (including any refinancings thereof), until such amounts are permanently repaid.

      "Fixed Charges" means, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all dividend payments (including all dividend payments within 60 days of the measurement date for any period), whether or not in cash, on any series of (A) Disqualified Stock of such Person and (B) preferred stock of any Subsidiary of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company and other than payments to such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the

"Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, and the application of the net proceeds thereof, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Global Note" means, individually and collectively, the Regulation S Global Note, the Rule 144A Global Note and the Unrestricted Global Note.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii).

      "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantors" means each of (i) the Company's Subsidiaries listed in the preamble to this Indenture and future Restricted Subsidiaries (having either assets or stockholder's equity in excess of $50,000) and

(ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.


      "Holder" means a Person in whose name a Note is registered.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (but only to the extent of the fair market value of the assets subject to such Lien) (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Initial Purchasers" means Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "Interest Payment Date" means each June 15 and December 15, whether or not such day is a Business Day.

      "interest" means all interest payable with respect to the Notes, including, without limitation Special Interest.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that if the sole consideration for any such investment is Capital Stock of the Company or a Subsidiary that is not Disqualified Stock, then such investment shall not be deemed an Investment for purposes of this Indenture. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.11.

      "Issuance Date" means the closing date for the sale and original issuance of the Notes under this Indenture.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

      "Make-Whole Premium" means, with respect to a Note, an amount equal to the greater of (i) 5.563% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on June 15, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the outstanding principal amount of such Note.

      "Management Agreement" means the agreement, dated as of March 15, 1996, between the Company and Mentmore, as amended from time to time.

      "Maturity" when used in respect to any Note means the date on which the principal of (and premium, if any) and interest on such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or the applicable Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

      "Mentmore" means Mentmore Holdings Corporation, a Delaware corporation, or its successors.

      "Moody's" means Moody's Investors Service, Inc., or its successors.

      "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, any provision for permitted minority interests in any Restricted Subsidiary as a result of such Asset Sale and any reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of in such Asset Sale, including, without limitation, sales price adjustments, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale or provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale.

      "New Notes" has the meaning set forth in the Registration Rights
Agreement.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries in excess of $5.0 million to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Notes" means $75,000,000 aggregate principal amount of the Company's 111/8% Senior Subordinated Notes due 2007 issued pursuant to the Offering Memorandum and any other 111/8% Senior Subordinated Notes due 2007 hereafter issued in compliance with the provisions of this Indenture (including Section 4.12).

      "Note Custodian" means the custodian for the Depository of the Global Notes, or any successor entity thereto.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means that certain offering memorandum with respect to the Notes, dated June 10, 1997.

      "Officer" means the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary of the Company or any Guarantor, as applicable.

      "Officers' Certificate" means a certificate signed on behalf of the Company or any Guarantor, as applicable, by two Officers of the Company or any Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or any Guarantor, as applicable, that meets the requirements set forth in Section 1.05.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or any Guarantor, as applicable, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

      "Parent" means Precise Holding Corporation, a Delaware corporation, or its successors.

      "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) reasonable and customary loans and advances made to employees in connection with their relocation (including related travel expenses) not to exceed $250,000 in the aggregate at any one time outstanding; (g) any Investment existing on the date of this Indenture; (i) any Investment acquired by the Company or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (y) as the result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and (j) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not to exceed $5.0 million.

      "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

      "Permitted Liens" means (i) Liens securing Senior Debt that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of Section 4.12 covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date hereof; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (ix) statutory Liens or landlords', carriers', warehousemens', mechanics', suppliers' or similar Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company; (x) easements, minor title defects, irregularities in title or other charges or encumbrances on property not interfering in any material respect with the use of such property by the Company or a Subsidiary of the Company; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xii) liens securing industrial revenue bonds or other tax-favored financing; (xiii) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business; (xiv) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5.0 million at any one time outstanding; and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith) (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness permitted to be incurred under this Indenture); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Warrant Put Payment" means any payment or distribution (whether in cash or securities of the Company) made after March 29, 2001 and in accordance with the following sentence, by the Company or any of its Restricted Subsidiaries to Parent in order to enable Parent to satisfy Parent's obligations under the Warrant Agreement and/or the Shareholders Agreement to repurchase the Put Shares (as defined in the Warrant Agreement) or to repay indebtedness incurred by Parent to satisfy such obligations. If, after giving pro forma effect to any Permitted Warrant Put Payment by the Company, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Warrant Put Payment is made is (i) greater than
2.50 to 1 and less than 2.75 to 1, then the Company will be permitted to make a Permitted Warrant Put Payment in an amount not to exceed $5.0 million, (ii) greater than or equal to 2.75 to 1 and less than 3.00 to 1, then the Company will be permitted to make a Permitted Warrant Put Payment in an amount not to exceed $10.0 million and (iii) greater than or equal to 3.00 to

1, then the Company will be permitted to make a Permitted Warrant Put Payment in an amount not to exceed $15.0 million.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "preferred stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

      "Principals" means Richard L. Kramer and/or William L. Remley.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Indenture except as permitted pursuant to Section 2.06(g)(i)(B).

      "Public Equity Offering" means a bona fide underwritten sale to the public of common stock of Parent or the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent or the Company) that is declared effective by the SEC and results in aggregate gross equity proceeds to the Company of at least $20.0 million.

      "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

      "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 13, 1997, by and among the Company, Precise TMP, Massie, Precise Polestar, Precise Delaware, Precise Illinois and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary global Note substantially in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Related Parties" with respect to any Principal means (A) any spouse or immediate family member of such Principal and any child or spouse of any spouse or immediate family member of such Principal, (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding, directly or indirectly, a controlling interest of which consist of any of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or (C) the trustees of any trust referred to in clause (B).

      "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Notes pursuant to the provisions described under Sections 4.09 or 4.10.

      "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Restricted Definitive Notes" means Notes that are substantially in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

      "Restricted Global Notes" means the Regulation S Global Notes and the Rule 144A Global Notes.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day restricted period as defined in Regulation S.


      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository, representing Notes sold to Accredited Investors or in reliance on Rule 144A, as applicable.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "S&P" means Standard and Poor's Ratings Services, or its successors.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Senior Debt" of any Person means (i) all Indebtedness of such Person under the Credit Agreement, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit, fees, expenses and indemnities, and all Hedging Obligations with respect thereto, whether outstanding on the date of this Indenture or hereafter incurred, (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of such Person permitted to be incurred by such Person under the terms of this Indenture, whether outstanding on the date of this Indenture or hereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations of such Person with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by such Person, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.


      "Shareholders Agreement" means the shareholders agreement, dated as of March 29, 1996, as amended, among Parent, Sunderland, Hamilton Holdings Ltd. Corporation, Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc., Rice Partners II, L.P. and John Hancock Mutual Life Insurance Company, with respect to certain securities of Parent.

      "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issuance Date.

      "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 2.12.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Note Obligations" means any principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes payable pursuant to the terms of the Notes or upon acceleration, redemption, repurchase or other acquisition thereof, together with and including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest and Liquidated Damages, if any, on the Notes.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more

Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantee" means any guarantee of the obligations of the Company pursuant to Section 12 of this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

      "Sunderland" means Sunderland Industrial Holdings Corporation, a Delaware corporation, or its successors.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

      "Treasury Rate" means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to the first date on which the Notes are subject to optional redemption by the Company; provided, however, that if the average life of such Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Trustee" means the party named as such above unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

      "Unrestricted Definitive Note" means Notes that are substantially in the form of the Notes attached hereto as Exhibit A-3 that do not include the information called for by footnotes 1 and 2 thereof.

      "Unrestricted Global Note" means a permanent global Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-3, and that is deposited with the Note Custodian and registered in the name of the Depository.

      "Unrestricted Notes" means the Unrestricted Global Notes and the Unrestricted Definitive Notes.


      "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.12, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.12, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Warrant Agreement" means the warrant agreement, dated as of March 29, 1996, as amended, among Parent, Rice Partners II, L.P., John Hancock Mutual Life Insurance Company, Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc. and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc., with respect to certain warrants of Parent.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.


      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 OTHER DEFINITIONS.


         Term                                                   Defined in
                                                                 Section
         "Act"................................................  1.07
         "Affiliate Transaction"..............................  4.13
         "Asset Sale Offer"...................................  3.10
         "Cedel Bank".........................................  2.01
         "Change of Control Offer"............................. 4.09
         "Change of Control Payment"........................... 4.09
         "Change of Control Payment Date"...................... 4.09
         "Covenant Defeasance"................................  8.03
         "Defaulted Interest".................................. 2.12
         "DTC"................................................  2.03
         "Euroclear"..........................................  2.01
         "Event of Default"...................................  6.01
         "Excess Proceeds"..................................... 4.10
         "Incur"............................................... 4.12
         "Legal Defeasance".................................... 8.02
         "Offer Amount"........................................ 3.10
         "Offer Period"........................................ 3.10
         "Paying Agent"........................................ 2.03
         "Payment Blockage Notice"............................. 10.03
         "Payment Default"....................................  6.01
         "Permitted Debt"...................................... 4.12
         "Purchase Date"....................................... 3.10
         "QIB"................................................  2.01
         "Registrar"..........................................  2.03
         "Restricted Payments"................................  4.11
         "Rule 144 A Global Notes"............................  2.01
         "Successor Company"..................................  5.01

SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.



      The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and the Subsidiary Guarantees;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company, each Guarantor and any successor obligors upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.05. COMPLIANCE CERTIFICATES AND OPINIONS.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion (other than the certificates required by Section 4.05(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA 314(e) and shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

      (a) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (b) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.06 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the

Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.07.
 ACTS OF HOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by a register kept by the Registrar.

      (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act or to revoke any consent previously given, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.


      If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act or revocation of any consent previously given may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such recorded date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.


                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01. FORM AND DATING.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1, A-2 and A-3 attached hereto. The Subsidiary Guarantees shall be substantially in the form of Exhibit E, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as designated by the Company or its counsel. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof (subject to a minimum initial purchase requirement of $100,000 for Notes sold on original issuance by the Company to Accredited Investors other than in reliance on Rule 144A or Regulation S).

      The Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Note. Notes offered and sold to Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S shall be issued initially in the form of a separate Rule 144A Global Note. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, at its New

York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository or the Note Custodian, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note, and (ii) an Officers' Certificate from the Company to the effect set forth in Section 13.04(a) hereof. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

      Notes issued in global form shall be substantially in the form of Exhibits A-1, A-2 or A-3 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or A-3 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue in the aggregate principal amount of up to $200,000,000 in one or more series. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and/or the Guarantors shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates certified in an Officers' Certificate to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.


      (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer described in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in a Global Note (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase or (B)
     (1) a written order from an Agent Member given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the registration of transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the registration of transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates certified in an Officers'

     Certificate to be required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for registration of transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issues in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;


               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          (v) Transfer and Exchange of Beneficial Interests in the Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to, Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

               (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest proposes to
               exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a
               Non-U.S. Person (as defined in Regulation S of the Securities
               Act) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an
               Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                    (F) if such beneficial interest is being transferred to the
               Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred
               pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
          Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
     (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definiti ve Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or


               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note.


          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

          (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

     the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

          (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf

          Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (1)(c) thereof;

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
               (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or registration of transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
     Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights

          Agreement;

               (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letter of Transmittal that they are not (x) Broker-Dealers, (y) Persons participating in the distribution of the Notes issued in the Exchange Offer or (z) Persons who are Affiliates

     (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
          NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER,

          FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE ISSUER SO REQUESTS, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

               (B) Notwithstanding the foregoing, any Unrestricted Global Note or Unrestricted Definitive Note issued pursuant to subparagraphs
          (b)(iv), (c)(iii), (c)(iv),

          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY

          GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 4.09, 4.10 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.


          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has been informed of by the Company as being so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES.

      Until permanent Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the

Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

      Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

      Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest (and interest thereon) herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall give the Trustee at least 15 days' written notice (unless a shorter period is acceptable to the Trustee for its convenience) of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held by the Trustee in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Registrar, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date.

      Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01. APPLICABILITY OF ARTICLE.

      Redemption of Notes at the election of the Company shall be made in accordance with this Article 3.

SECTION 3.02. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

      The election of the Company to redeem any Notes pursuant to Section 3.08 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 but not more than 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee for its convenience), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 3.03. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

      The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.04. NOTICE OF REDEMPTION.

      Notices of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any
Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

      All notices of redemption shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, the principal amount) of the particular Notes to be redeemed;

          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on or after said date;

          (e) the places or places where such Notes are to be surrendered for payment of the Redemption Price;

          (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (g) the CUSIP number, if any, relating to such Notes, and

          (h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

      Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

      On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its owning Paying Agent, segregate and hold in trust as provided in Section 4.03) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

SECTION 3.06. NOTES PAYABLE ON REDEMPTION DATE.

      Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date;

provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall by payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.12.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

SECTION 3.07. NOTES REDEEMED IN PART.

      Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section
4.02 (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unpurchased or unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

SECTION 3.08. OPTIONAL REDEMPTION.

      (a) Except as described in this Section 3.08, the Notes will not be redeemable at the Company's option prior to June 15, 2002. On and after June 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


                                                                   REDEMPTION
YEAR                                                                 PRICE
----                                                               ----------
2002...........................................................     105.563%
2003...........................................................     103.708%
2004...........................................................     101.854%
2005 and thereafter............................................     100.000%

      In addition, at any time prior to June 15, 2000, the Company may on any one or more occasions redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued (including, for this purpose, one or more series of

Notes issued under this Indenture after the date hereof) at a Redemption Price of 111.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least
66 2/3% of the Notes originally issued (including, for this purpose, one or more series of Notes issued under this Indenture after the date hereof) remain outstanding immediately after the occurrence of such redemption and provided, further, that such redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

      In addition, at any time prior to June 15, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

      (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

SECTION 3.09. MANDATORY REDEMPTION.

      Except as set forth under Sections 3.10, 4.09 and 4.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.10 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

      If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such

Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b)  the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the end of the Offer Period;

     (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Business Day preceding the end of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall, irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest thereon to the Purchase Date, to be held for payment in accordance with the terms of this Section 3.10. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or clause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest, thereon to the Purchase Date, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall send a notice to each Holder a stating the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.



                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

      The Company will maintain, in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or recession shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recession and any change in the location of any such office or agency.

SECTION 4.03. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

      If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Global Notes and Definitive Notes, the holders of which have given wire transfer instructions to the Company shall receive such payments of interest by wire transfer in same day funds) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

      The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 4.04. REPORTS.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that the Company shall not be required to make any such filings on or prior to the date on which the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1997 would have been required to be filed if, at the time such filings would have been required to be made with the SEC, either
(i) the Company shall have provided to each Holder the information that would have been required to be filed or (ii) the Exchange Offer Registration Statement has been filed with the SEC but has not yet been declared effective and copies of the Exchange Offer Registration Statement and any amendments thereto (to the extent such registration statement and/or amendments contain additional information not disclosed in the Offering Memorandum that would have been the subject of a filing required to be made under Section 13 or 15(d) of the Exchange Act) have been provided to each Holder, provided that any exhibits to the Exchange Offer Registration Statement (or any amendments thereto) need not be delivered to any Holder of the Notes, but sufficient copies thereto shall be furnished to the Trustee as reasonably requested to permit the Trustee to deliver any such exhibits to any Holder upon request. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.05. STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.


      (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company and such Guarantor is in compliance with all covenants and conditions to be complied with by it under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by this Section 4.05 were computed, which calculations may be based on the Company's latest financial statements), and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered pursuant to Section 4.04 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that, after the Company has used its best efforts to obtain the written statement of the Company's independent public accountants required by the provisions of this paragraph, such statement cannot be obtained, the Company shall deliver, in satisfaction of its obligations under this Section 4.05(b), an Officers' Certificate (A) certifying that it has used its best efforts to obtain such required statement but was unable to do so and (B) attaching the written statement of the Company's accountants that the Company received in lieu thereof.

      (c) The Company shall, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company or any Guarantor, deliver to the Trustee an Officer's Certificate specifying such Default or Event of

Default.

SECTION 4.06. PAYMENT OF TAXES AND OTHER CLAIMS.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 4.07. LIMITATION ON LIENS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.08. CORPORATE EXISTENCE.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.09. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes pursuant to the offer described below (the "Change of

Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

      (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under this Indenture, with a copy to the Trustee, with the following statements and/or information:

     (1) a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date");

     (3) any Note not properly tendered will remain outstanding and continue to accrue interest;

     (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

     (5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

     (6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      (c) Prior to complying with the provisions of this Section 4.09, but in any event within 30 days following a Change of Control, the Company shall either repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all such other Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes.

      (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue thereof.

      (e) On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that the aggregate principal amount of Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (f) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      (g) The Change of Control provisions described in this Section 4.09 will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.10. ASSET SALES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution and as set forth in an Officers' Certificate delivered to the

Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce (or, in the case of letters of credit or Eurodollar loans under the Credit Agreement, cash collateralize) any Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), or
(b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same line of business as the Company was engaged in on the date of this Indenture. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within ten Business Days thereafter, be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.11. LIMITATION ON RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes more than six months prior to any scheduled maturity, mandatory redemption, scheduled principal repayment or sinking fund payment date (other than regularly scheduled payments of interest); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default would have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company shall, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.12 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii) and (viii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) (but only to the extent not included in subclause (i) of this clause (c)), and (B) the initial amount of such Restricted Investment, plus (iv) $5.0 million.

      The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of scheduled dividends on or the redemption, repurchase, retirement, defeasance or other acquisition of, any Disqualified Stock issued after the date hereof in compliance with the provisions of this Indenture; (v) after March 29, 2001, the Permitted Warrant Put Payment; (vi) payments made with respect to the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Parent, Sunderland or any Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries'), Parent's or Sunderland's management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period); (vii) distributions to Parent in order to enable Parent to pay franchise taxes and other ordinary course operating expenses in an amount not to exceed $25,000 in any twelve-month period; and (viii) the application of the proceeds of the offering of the Notes pursuant to the Offering Memorandum in the manner contemplated in the section of the Offering Memorandum titled "Use of Proceeds"; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i) through (vii) no Default or Event of Default shall have occurred and be continuing. In addition, payments and transactions permitted pursuant to clauses (s) through (y) under Section 4.13 hereof shall not be deemed to be Restricted Payments.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.11 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.12. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
             STOCK.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

          (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

          (ii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence or issuance.

      The provisions of the first paragraph of this Section 4.12 shall not apply to the incurrence of any of the following items of Indebtedness or the issuance of preferred stock or Disqualified Stock (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and its Subsidiaries of Indebtedness arising under or in connection with the Credit Agreement; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the Credit Agreement after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of $50.0 million or $30.0 million plus the Borrowing Base, in each case less the aggregate amount of all Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed the principal amount of such Capital Lease Obligations outstanding on the date hereof plus $15.0 million at any time outstanding;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the aggregate principal amount, accreted value or liquidation preference, as applicable, of such Acquired Debt, together with any other outstanding Indebtedness or preferred stock incurred pursuant to this clause (iv), does not exceed $5.0 million;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned

     Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary (other than any pledge of such Indebtedness to the lenders under the Credit Agreement) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates, or for the purpose of hedging against fluctuations in currency values;

          (viii) the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (ix) the issuance by the Company's Unrestricted Subsidiaries of preferred stock or the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (x) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the $75,000,000 aggregate principal amount of Notes issued pursuant to the Offering Memorandum and the Subsidiary Guarantees and any Notes issued pursuant to Section 2.07 hereof; and


          (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) or the issuance of preferred stock with an aggregate liquidation preference at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $10.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.13 TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (r) the application of the proceeds of the offering of the Notes pursuant to the Offering Memorandum and the transactions entered into in connection therewith in the manner contemplated in the section of the Offering Memorandum titled "Use of Proceeds", (s) capital contributions, advances, loans or other investments made by Parent to the Company or any of its

Restricted Subsidiaries, (t) (I) payments under the Management Agreement in an amount not to exceed $300,000 in any twelve-month period and (II) after the first anniversary of the original issuance of the Notes, additional payments under the Management Agreement in an amount not to exceed $700,000 in any twelve-month period, provided that the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment under the Management Agreement is made, after giving pro forma effect to such payment, is equal to or greater than 2.25 to 1 (in each case, plus reasonable expenses incurred in connection with and reimbursable under the Management Agreement), (u) payments by the Company or any of its Restricted Subsidiaries to Mentmore and/or its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company in good faith, (v) payments under tax sharing agreements to the extent such payments do not otherwise exceed the tax liability the Company would have had were it not part of a consolidated group, (w) any employment agreement, compensation agreement or employee benefit arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (x) transactions between or among Parent, the Company and/or its Restricted Subsidiaries, (y) any other payment or reimbursement of reasonable and customary fees and expenses incurred by an Affiliate for services rendered to the Company or any of its Subsidiaries not to exceed $100,000 in any twelve-month period (without duplication for any amounts paid pursuant to any other clause of this covenant) and (z) Restricted Payments that are permitted under Section 4.11 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.14 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive on a whole with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment and net worth provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) customary restrictions in Capital Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Lease Obligations, security agreements or mortgages, (j) customary restrictions with respect to an agreement that has been entered into for the sale or disposition of assets or Capital Stock held by the Company or any Restricted Subsidiary, (k) customary restrictions contained in any agreements or documentation governing Indebtedness or preferred stock issued pursuant to clause (xi) of Section 4.12 hereof and (l) the Warrant Agreement and the Shareholders Agreement.

SECTION 4.15. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
              RESTRICTED SUBSIDIARIES.

      The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, issue, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such issuance, transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.16. LIMITATION ON LAYERING DEBT.

      The Company shall not, incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and the Guarantors shall not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

SECTION 4.17. ADDITIONAL SUBSIDIARY GUARANTEES.

      If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date hereof, then such newly acquired or created Subsidiary (at any time such Subsidiary has net assets or stock holder's equity in excess of $50,000) shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture; provided, however, that all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture shall not be subject to the preceding clause for so long as they continue to constitute Unrestricted Subsidiaries.

SECTION 4.18. PAYMENTS FOR CONSENT.

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5
                                  SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

      The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

     (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (the Company or such Person, as the case may be, being herein called the "Successor Company");

     (ii) the Successor Company (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

     (iii) immediately after such transaction no Default or Event of Default exists;



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



     (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.12 hereof; and

     (v) the Company has delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES


SECTION 6.01. EVENTS OF DEFAULT AND NOTICE THEREOF.

      Each of the following constitutes an "Event of Default":

     (a) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by Article 10 hereof);

     (b) default in payment when due (whether payable at maturity, upon redemption or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof);

     (c) failure by the Company to comply with Sections 4.09, 4.10 and 5.01 hereof;



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



     (d) failure by the Company for 30 days after receipt of written notice to comply with any of its other agreements in this Indenture or the Notes;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by the failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") at its stated final maturity (after giving effect to any applicable grace periods) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (g) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (i)  commences a voluntary case,


          (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) admits in writing its inability generally to pay its debts as the same become due;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case in which it is the debtor,

          (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and the order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or

          (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

      A Default under Section 6.01(d) is not an Event of Default until the Trustee notifies the Company, or any Holder notifies the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02. ACCELERATION OF MATURITY; RESCISSION.


      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Credit Agreement or (ii) five Business Days after receipt by the Company and the Agent of written notice of such acceleration.

      Notwithstanding the foregoing, in the case of an Event of Default specified in clause (g) or (h) of Section 6.01 occurring with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.03. OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.



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



      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any such Note held by a non-consenting Holder; provided, however, that the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06. LIMITATION ON SUITS.

      No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding and, if requested by the Trustee, provided reasonable indemnity to the Trustee, with respect to such proceeding and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on any Note, on or after the respective due dates expressed in any Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof.



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




SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, as administrative expenses associated with any such proceeding and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under
      Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to holders of Senior Debt of the Company and the Guarantors to the extent required by Article 10 hereof or any Subsidiary Guarantee;

      Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and, if any, and interest, respectively;

      Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

      Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.


      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.



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



SECTION 6.11. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. WAIVER OF STAY, EXTENSION OF USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:



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



            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guaranteeing Subsidiary, personally or by agent or attorney.


SECTION 7.02. RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief



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



report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee, from time to time as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.



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



SECTION 7.08. REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor

Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof,

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.




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



SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.02 hereof or Section 8.03 hereof be applied to all Notes and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth in this Article 8.

SECTION 8.02.
 LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors, if any, shall be deemed to have been discharged from their respective obligations with respect to all Notes and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such defeasance means that the Company and any Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and any Subsidiary Guarantees outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Notes then outstanding to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any), interest and Liquidated Damages, if any, on such Notes when such payments are due, or on the Redemption Date, as the case may be, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 4.02 and 4.03, (C) the
rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (D) this
Article 8. Subject to compliance with this



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



Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

SECTION 8.03. COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and each Guarantor shall be released from its obligations under the covenants contained in Article 5 and in Sections 4.04, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 with respect to the outstanding Notes and Subsidiary Guarantees, if any, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees, if any, shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees, if any, shall not be deemed outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, if any, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) or Section 6.01(d), but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to Section 8.03, Sections 6.01(c) through 6.01(f) and
Section 6.01(i) shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The following shall be the conditions to application of either Section
8.02 or Section 8.03 to the outstanding Notes and Subsidiary Guarantees:


      (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes and without retaining any legal interest in the corpus of such trust, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, due on the outstanding Notes on the Stated Maturity thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal



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



income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default set forth in Sections 6.01(g) and (h), at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

      (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions (which assumptions and exclusions shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous laws of the state governing the provisions of this Indenture) following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

      (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

      (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

      (ix) the Trustee shall have received such other documents and assurances as the Trustee shall reasonably require.

SECTION 8.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to the provisions of the last paragraph of Section 4.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes then outstanding.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that if the Company or any Guarantor makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company or any Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or Notes, and with respect to a Subsidiary Guarantee, the Guarantor under such Subsidiary Guarantee and the Trustee may amend or supplement such Subsidiary Guarantee, without the consent of any Holder of a Note:

      (a)   to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c)   to comply with Article 5 hereof;

      (d) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes;

      (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

      (f) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

      (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

      (h)   to add a Guarantor under this Indenture.

      Upon the written request of the Company accompanied by resolutions of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel in compliance with Section 1.05 hereof, the Trustee shall join with the Company and the Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

      Except as provided below in this Section 9.02, this Indenture, the Notes and a Subsidiary Guarantee issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon the request of the Company accompanied by resolutions of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel in compliance with Section 1.05 hereof, the Trustee shall join with the Company and any Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees, if any. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note or Subsidiary Guarantee held by a non-consenting Holder):


      (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

      (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described under Sections 4.09 and 4.10);

      (iii) reduce the rate of or change the time for payment of interest on any Note;

      (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

      (v)   make any Note payable in money other than that stated in such Notes;

      (vi)  make any change in Section 6.04 or 6.07;

      (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.09 or Section 4.10);

     (viii) make any change in Article 10 or the subordination provisions of any Subsidiary Guarantee that would adversely affect the legal rights of the Holders of the Notes; or

      (ix) make any change in the foregoing amendment and waiver provisions of this Article 9.


SECTION 9.03. COMPLIANCE WITH TIA.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.
 REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

      The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors, if any, in accordance with its terms.


                                  ARTICLE 10
                                 SUBORDINATION


SECTION 10.01. AGREEMENT TO SUBORDINATE.

       The Company agrees, and each Holder by accepting a Note agrees, that the payment (by set-off or otherwise) of principal of, premium, if any and interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) shall be subordinated in right of payment, as set forth in this Article 10, to the prior payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents of all obligations in respect of Senior Debt, whether outstanding on the date hereof or thereafter incurred.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

       Upon any distribution to creditors of the Company upon any total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior

Debt will be entitled to receive payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment of any kind or character with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described in Article 8 hereof).

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.

       The Company shall not make, directly or indirectly, (x) any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described in Article 8 hereof) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if:

      (i) any default occurs and is continuing (beyond any applicable grace period) in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt or


      (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice" ) from the Company or the holders of any Designated Senior Debt.

      The Company may and shall resume payments on the Notes:

      (a) in the case of a payment default, upon the date on which such default is cured or waived and

      (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

      No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose).



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SECTION 10.04. ACCELERATION OF SECURITIES.

       If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the holders of the Notes to accelerate the maturity thereof. The Company shall promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

      In the event that the Trustee or any Holder receives any payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder,

in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

       In the event that any Holder receives any payment or payments pursuant to this Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of this Article 10, the payment of such excess amount shall be deemed null and void, and the Holder agrees that it will be obliged to return the amount of the excess payment to the Company, as instructed in a written notice of such excess payment, within ten days of receiving such notice.


       With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

       The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Subordinated Note Obligations to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this
Article 10.

SECTION 10.07. SUBROGATION.



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       After all Senior Debt is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.08. RELATIVE RIGHTS.

       This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

      (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

      (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

      (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

      If the Company fails because of this Article 10 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

       No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

       Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

       Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.



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SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

       Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Subordinated Note Obligations to violate this Article 10. Only the Company or a representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

       Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

      Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.


                                  ARTICLE 11
                          SATISFACTION AND DISCHARGE

SECTION 11.01. SATISFACTION AND DISCHARGE OF INDENTURE.

       This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either

      (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

      (b)   (i)   all such Notes not theretofore delivered to such Trustee
                  for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or a Guarantor, if any, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire
                  Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;



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



            (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Guarantor, if any, is a party or by which the Company or a Guarantor, if any, is bound;

            (iii) the Company or a Guarantor, if any, has paid or caused to be paid all sums payable by it under this Indenture; and

            (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

      In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 11.02. APPLICATION OF TRUST  MONEY.

       Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


       If the Trustee or Paying Agent is unable to apply any money in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 12
                             SUBSIDIARY GUARANTEES


SECTION 12.01. SUBSIDIARY GUARANTEE.

       Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by



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



acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee.

       Notwithstanding the foregoing, in the event that any Subsidiary Guarantee hereunder would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of a Guarantor under such Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

SECTION 12.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

       To evidence its Subsidiary Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit E shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

       Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.



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



       If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

       The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 12.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

       Subject to Section 12.04, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

      (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all the Obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture;


      (b) immediately after giving effect to such transaction no Default or Event of Default exists;

      (c) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction (on a pro forma basis), to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
      Section 4.12 hereof; and

      (d) the Guarantor has delivered to the Trustee an Officers' Certificate stating that such consolidation or merger and such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

       In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

       Except as set forth in Articles 4 and 5, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 12.04 RELEASES FROM SUBSIDIARY GUARANTEES.



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       In the event of a sale or other disposition of all of the assets of any
Guarantor, by way of merger, consolidation or otherwise, or a sale or disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee or Section 12.03, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 12.

SECTION 12.05. LIMITATION ON GUARANTOR LIABILITY.

       For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New
York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 12.06. SUBORDINATION OF SUBSIDIARY GUARANTEES.

       The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 12 shall be junior and subordinated to the prior payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents of all obligations in respect of Senior Debt of such Guarantor, whether outstanding on the date hereof or thereafter incurred (including amounts for which the Guarantors will be liable for under the Subsidiary Guarantees issued from time to time with respect to Senior Debt of such Guarantor or the Company) on the same basis as the Notes are junior and subordinated to Senior Debt. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.



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                                  ARTICLE 13

                                 MISCELLANEOUS

SECTION 13.01. CONFLICT OF ANY PROVISION OF INDENTURE WITH TIA.

       If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 13.02. NOTICES.

       Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

       If to the Company or any Guarantor:

       Precise Technology, Inc.
       501 Mosside Boulevard
       North Versailles, Pennsylvania  15137-2553
       Attention:  Secretary
       Facsimile:  (412)823-4110

       With, in the case of any notice of a Default or an Event of Default, a copy to:

       Winston & Strawn
       200 Park Avenue, 42nd Floor
       New York, New York  10166
       Attention:  Robert W. Ericson, Esq.
       Facsimile:  (212) 294-4700

       and

       Mentmore Holdings Corporation
       1430 Broadway, 13th Floor
       New York, New York 10018-3308
       Attention:  William L. Remley
       Facsimile (212) 391-1393



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       If to the Trustee:

       Marine Midland Bank
       140 Broadway, 12th Floor
       New York, New York  10005
       Attention: Corporate Trust Department -- Precise Technology, Inc.
       Facsimile: (212) 658-6425


       The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

       Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

       Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

       Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor, as the case may be, shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and



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



      (b)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. LEGAL HOLIDAYS.

      In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 2.12, or any Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture, the Notes or any Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to
Section 2.12 or Maturity, as the case may be, to the next succeeding Business
Day.

SECTION 13.06. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
              EMPLOYEES AND STOCKHOLDERS.

      No director, officer, employee, incorporator or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees, if any, or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.07. GOVERNING LAW; SUBMISSION TO JURISDICTION.

      THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, SHALL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. BY THE EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE COMPANY AND THE GUARANTORS SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 13.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.09. SUCCESSORS AND ASSIGNS.

      All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its respective successors and assigns, whether so expressed or not.

SECTION 13.10. SEVERABILITY.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.11. COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12. TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.




                        [Signatures on following page]

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in New York, New York as of the day and year first above written.

             PRECISE TECHNOLOGY, INC.

Dated:  June 13, 1997    By:    /s/ William L. Remley
                            -----------------------------
                         Name:  William L. Remley
                         Title:

             PRECISE TMP, INC.

Dated:  June 13, 1997    By:    /s/ William L. Remley

                            -----------------------------
                         Name:  William L. Remley
                         Title:

             MASSIE TOOL, MOLD & DIE, INC.

Dated:  June 13, 1997    By:    /s/ William L. Remley
                            -----------------------------
                         Name:  William L. Remley
                         Title:

             PRECISE POLESTAR, INC.

Dated:  June 13, 1997    By:    /s/ William L. Remley
                            -----------------------------
                         Name:  William L. Remley
                         Title:

             PRECISE TECHNOLOGY OF DELAWARE INC.

Dated:  June 13, 1997    By:    /s/ William L. Remley
                            -----------------------------
                         Name:  William L. Remley
                         Title:

             PRECISE TECHNOLOGY OF ILLINOIS INC.


Dated:  June 13, 1997    By:    /s/ William L. Remley
                            -----------------------------
                         Name:  William L. Remley
                         Title:

             MARINE MIDLAND BANK, as Trustee


Dated:  June 13, 1997    By:    /s/ Eileen M. Hughes
                            -----------------------------
                         Name:  Eileen M. Hughes
                         Title: Assistant Vice President

                                   EXHIBIT A-1
                                 (Face of Note)
                   11 1/8% Senior Subordinated Notes due 2007

No.                                                            CUSIP No:
                            PRECISE TECHNOLOGY, INC.


promises to pay to ______ or registered assigns, the principal sum of $________ _______________________________ Dollars on June 15, 2007.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated:  _______


             PRECISE TECHNOLOGY, INC.



             By:______________________________

             Name:

             Title:


             By:______________________________

             Name:

             Title:


This is one of the 11 1/8% Senior Subordinated
Notes due 2007 referred to in the
within-mentioned Indenture:

Marine Midland Bank,


                                      A-1-1
as Trustee


By: _____________________________
         Authorized Signature


                                      A-1-2

                                 (Back of Note)

                   11 1/8% Senior Subordinated Notes due 2007

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

"THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM

-----------------------
1     This paragraph should be included only if the Note is a Global Note.

                                      A-1-3

THE TRUSTEE) AND, IF THE ISSUER SO REQUESTS, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

1. INTEREST. Precise Technology, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 111/8% per annum from the Issuance Date until June 15, 2007 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


                                      A-1-4

2. METHOD OF PAYMENT. The Company shall make payments in respect of Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Notwithstanding the foregoing, all payments with respect to the Notes (the Holders of which have provided wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date), will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 13, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

5.  OPTIONAL REDEMPTION.

      Except as set forth in the following paragraphs, the Notes will not be redeemable at the Company's option prior to June 15, 2002. On and after June 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


                                                                 REDEMPTION
       Year                                                         PRICE
                                                                    -----
       2002  ...........................................           105.563%

       2003  ...........................................           103.708%
       2004  ...........................................           101.854%
       2005 and thereafter..............................           100.000%

      In addition, at any time prior to June 15, 2000, the Company may on any one or more occasions redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued


                                      A-1-5

(including, for this purpose, one or more series of Notes issued under the Indenture after the date of the Indenture) at a Redemption Price of 111.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 662/3% of the Notes originally issued (including, for this purpose, one or more series of Notes issued under the Indenture after the date of the Indenture) remain outstanding immediately after the occurrence of such redemption and provided, that such redemption occurs within 60 days of the date of the closing of each such Public Equity Offering. The Trustee shall select the Notes to be purchased in the manner described in the Indenture.

       In addition, at any time prior to June 15, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

6. MANDATORY REDEMPTION. Except as set forth in paragraph 8, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On or after the Redemption Date, unless the Company defaults in making the redemption payments, interest ceases to accrue on the Notes or portions thereof called for redemption.

8. REPURCHASE AT OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Prior to complying with the provisions of Section 4.09 of the Indenture, but in any event within 30 days following a Change of Control, the Company shall either repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all such other Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under the Indenture, with a copy to the Trustee, containing the information set forth in Section 4.09 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

       (b) When the aggregate amount of Excess Proceeds in connection with Asset Sales by the Company exceeds $5.0 million, the Company shall make an offer to all Holders of Notes (an


                                      A-1-6

"Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $5.0 million by mailing by first class mail the notice required pursuant to the terms Section 3.10 of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (subject to a minimum initial purchase requirement of $100,000 for Notes sold to institutional investors that qualify as accredited investors as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act other than in reliance on Rule 144A or Regulation S). The transfer of Notes may be registered and Notes may be exchanged only as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including legal opinions) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. SUBORDINATION. Each Holder by accepting a Note agrees that the payment (by set-off or otherwise) of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents of all obligations in respect of Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default or compliance with any provision of the Indenture, the Notes or any Subsidiary

                                      A-1-7

Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to add a Guarantor under the Indenture.

13. DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) default in payment when due (payable at maturity, upon redemption or otherwise), of principal of or premium, if any, on the Notes (whether or not such payment shall be prohibited by Article 10 of the Indenture); (b) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes (whether or not such payment shall be prohibited by Article 10 of the Indenture; (c) failure by the Company to comply with Sections 4.09, 4.10 and 5.01 of the Indenture; (d) failure by the Company for 30 days after receipt of written notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (1) is caused by the failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") at its stated final maturity (after giving effect to any applicable grace periods) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability generally to pay its debts as the same become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case in which it is the debtor, (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary; or (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and the

                                      A-1-8
order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or (i) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

       If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Credit Agreement or (ii) five Business Days after receipt by the Company and the Agent of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the

                                      A-1-9

Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

19. SUBSIDIARY GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) and Liquidated Damages, if any, is unconditionally guaranteed by certain subsidiaries of the Company. Such guaranties are junior and subordinated to the guaranties of such subsidiaries on the same basis as the Notes are junior and subordinated to Senior Debt.

20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Precise Technology, Inc.
501 Mosside Boulevard
North Versailles, Pennsylvania  15137-2553
Attention:  Secretary
Facsimile:  (412)823-4110


                                     A-1-10

                                 ASSIGNMENT FORM


      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date: __________

                                        Your Signature:___________________
                                    (Sign exactly as your name appears on the
                                     face of this Note)

Signature Guarantee.

                                     A-1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, check the box below:

      |_| Section 4.09         |_| Section 4.10

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.10 of the Indenture, state the amount you elect to have purchased:
$_____________


Date: __________

                                        Your Signature:___________________
                                    (Sign exactly as your name appears on the
                                     face of this Note)

                                        Tax Identification No.:


Signature Guarantee.

                                     A-1-12

         SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                 Principal
                    Amount of     Amount of       Amount
                   decrease in   increase in      of this
                    Principal     Principal     Global Note      Signature of
                      Amount        Amount    following such  authorized officer
                     of this       of this        decrease       of Trustee or
Date of Exchange   Global Note   Global Note   (or increase)    Note Custodian
----------------   -----------   -----------   -------------    --------------









---------------------
2 This should be included only if the Note is a Global Note.

                                     A-1-13

                                   EXHIBIT A-2
                  (Face of Regulation S Temporary Global Note)


                   11 1/8% Senior Subordinated Notes due 2007

No.                                                         CUSIP No:
                            PRECISE TECHNOLOGY, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of _______________________________ Dollars on __________, 2007.

Interest Payment Dates: June 15 and December 15


Record Dates: June 1 and December 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as of set forth at this place.
Dated: __________

                                    PRECISE TECHNOLOGY, INC.


                                    By:______________________________
                                    Name:
                                    Title:

                                    By:______________________________
                                    Name:
                                    Title:


This is one of the 11 1/8% Senior Subordinated
Notes due 2007 referred to in the
within-mentioned Indenture:

Marine Midland Bank,

As Trustee


By: _____________________________
       Authorized Signature

                                   A-2-1

                  (Back of Regulation S Temporary Global Note)


                   11 1/8% Senior Subordinated Notes due 2007

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A

NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

"THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO



                                   A-2-2

ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE ISSUER SO REQUESTS, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED

STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

1. INTEREST. Precise Technology, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 111/8% per annum from the Issuance Date until June 15, 2007 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


                                   A-2-3

2. METHOD OF PAYMENT. The Company shall make payments in respect of Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Notwithstanding the foregoing, all payments with respect to the Notes (the Holders of which have provided wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date), will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 13, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

5.  OPTIONAL REDEMPTION.

      Except as set forth in the following paragraphs, the Notes will not be redeemable at the Company's option prior to June 15, 2002. On and after June 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


      Year                                                        REDEMPTION
                                                                    PRICE
                                                                    -----
      2002          ....................................           105.563%
      2003          ....................................           103.708%
      2004          ....................................           101.854%
      2005 and thereafter...............................           100.000%

      In addition, at any time prior to June 15, 2000, the Company may on any one or more occasions redeem up to 331/3% of the aggregate principal amount of Notes originally issued (including, for this purpose, one or more series of Notes issued under the Indenture after the date of the Indenture) at a Redemption Price of 111.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 66 2/3%

                                     A-2-4
of the Notes originally issued (including, for this purpose, one or more series of Notes issued under the Indenture after the date of the Indenture) remain outstanding immediately after the occurrence of such redemption and provided, that such redemption occurs within 60 days of the date of the closing of each such Public Equity Offering. The Trustee shall select the Notes to be purchased in the manner described in the Indenture.

      In addition, at any time prior to June 15, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

6. MANDATORY REDEMPTION. Except as set forth in paragraph 8, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On or after the Redemption Date, unless the Company defaults in making the redemption payments, interest ceases to accrue on the Notes or portions thereof called for redemption.

8. REPURCHASE AT OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Prior to complying with the provisions of Section 4.09 of the Indenture, but in any event within 30 days following a Change of Control, the Company shall either repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all such other Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under the Indenture, with a copy to the Trustee, containing the information set forth in Section 4.09 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

      (b) When the aggregate amount of Excess Proceeds in connection with Asset Sales by the Company exceeds $5.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $5.0 million by mailing by first class mail the notice required pursuant to the terms

Section 3.10 of the Indenture, with a copy to the Trustee. To the extent that


                                      A-2-5
the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (subject to a minimum initial purchase requirement of $100,000 for Notes sold to institutional investors that qualify as accredited investors as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act other than in reliance on Rule 144A or Regulation S). The transfer of Notes may be registered and Notes may be exchanged only as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including legal opinions) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. SUBORDINATION. Each Holder by accepting a Note agrees that the payment (by set-off or otherwise) of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents of all obligations in respect of Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default or compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, to comply with the requirements

                                      A-2-6
of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to add a Guarantor under the Indenture.

13. DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) default in payment when due (payable at maturity, upon redemption or otherwise), of principal of or premium, if any, on the Notes (whether or not such payment shall be prohibited by Article 10 of the Indenture); (b) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes (whether or not such payment shall be prohibited by Article 10 of the Indenture; (c) failure by the Company to comply with Sections 4.09, 4.10 and 5.01 of the Indenture; (d) failure by the Company for 30 days after receipt of written notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (1) is caused by the failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") at its stated final maturity (after giving effect to any applicable grace periods) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability generally to pay its debts as the same become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case in which it is the debtor, (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary; or (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and the order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or
(i) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Credit Agreement or (ii) five Business Days after receipt by the Company and the Agent

                                      A-2-7
of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

19. SUBSIDIARY GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) and Liquidated Damages, if any, is unconditionally guaranteed by certain subsidiaries of the Company. Such guaranties are junior and subordinated to the guaranties of such subsidiaries on the same basis as the Notes are junior and subordinated to Senior Debt.

20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:



                                   A-2-8

Precise Technology, Inc.

501 Mosside Boulevard
North Versailles, Pennsylvania  15137-2553
Attention:  Secretary
Facsimile:  (412) 823-4110


                                      A-2-9

                                 ASSIGNMENT FORM


      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date: __________

                                        Your Signature:___________________
                                    (Sign exactly as your name appears on the
                                     face of this Note)

Signature Guarantee.


                                     A-2-10

       SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                 Principal
                    Amount of     Amount of       Amount
                   decrease in   increase in      of this
                    Principal     Principal     Global Note      Signature of
                      Amount        Amount    following such  authorized officer
                     of this       of this        decrease       of Trustee or
Date of Exchange   Global Note   Global Note   (or increase)    Note Custodian
----------------   -----------   -----------   -------------    --------------













                                     A-2-11

                                   EXHIBIT A-3
                           (Face of Unrestricted Note)



                    111/8% Senior Subordinated Notes due 2007

No.                                                         CUSIP No.
                            PRECISE TECHNOLOGY, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of _______________________________ Dollars on __________, 2007.

Interest Payment Dates: June 15 and December 15


Record Dates: June 1 and December 1

Reference is made for the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated: ____________

                                    PRECISE TECHNOLOGY, INC.


                                    By:______________________________
                                    Name:
                                    Title:

                                    By:______________________________
                                    Name:
                                    Title:


This is one of the 11 1/8% Senior Subordinated
Notes due 2007 referred to in the
within-mentioned Indenture:

Marine Midland Bank,

as Trustee


By: _____________________________
        Authorized Signature


                                      A-3-1

                           (Back of Unrestricted Note)

                   11 1/8% Senior Subordinated Notes due 2007

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC),

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

1. INTEREST. Precise Technology, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 111/8% per annum from the Issuance Date until June 15, 2007 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on

--------------------
1. This paragraph should be included only if the Note is a Global Note.

                                      A-3-2
overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall make payments in respect of Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Notwithstanding the foregoing, all payments with respect to the Notes (the Holders of which have provided wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date), will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 13, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

5.  OPTIONAL REDEMPTION.

      Except as set forth in the following paragraphs, the Notes will not be redeemable at the Company's option prior to June 15, 2002. On and after June 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:


      Year                                                      REDEMPTION
                                                                PRICE
      2002          ....................................           105.563%
      2003          ....................................           103.708%
      2004          ....................................           101.854%
      2005 and thereafter...............................           100.000%

      In addition, at any time prior to June 15, 2000, the Company may on any one or more occasions redeem up to 331/3% of the aggregate principal amount of Notes originally issued (including, for this purpose, one or more series of Notes issued under the Indenture after

                                   A-3-3
the date of the Indenture) at a Redemption Price of 111.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 662/3% of the Notes originally issued (including, for this purpose, one or more series of Notes issued under the Indenture after the date of the Indenture) remain outstanding immediately after the occurrence of such redemption and provided, that such redemption occurs within 60 days of the date of the closing of each such Public Equity Offering. The Trustee shall select the Notes to be purchased in the manner described in the Indenture.

      In addition, at any time prior to June 15, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.


6. MANDATORY REDEMPTION. Except as set forth in paragraph 8, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On or after the Redemption Date, unless the Company defaults in making the redemption payments, interest ceases to accrue on the Notes or portions thereof called for redemption.

8. REPURCHASE AT OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Prior to complying with the provisions of Section 4.09 of the Indenture, but in any event within 30 days following a Change of Control, the Company shall either repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all such other Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under the Indenture, with a copy to the Trustee, containing the information set forth in Section 4.09 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.


      (b) When the aggregate amount of Excess Proceeds in connection with Asset Sales by the Company exceeds $5.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. The Company will

                                   A-3-4
commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $5.0 million by mailing by first class mail the notice required pursuant to the terms Section 3.10 of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (subject to a minimum initial purchase requirement of $100,000 for Notes sold to institutional investors that qualify as accredited investors as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act other than in reliance on Rule 144A or Regulation S). The transfer of Notes may be registered and Notes may be exchanged only as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including legal opinions) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. SUBORDINATION. Each Holder by accepting a Note agrees that the payment (by set-off or otherwise) of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents of all obligations in respect of Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default or compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal


                                      A-3-5
rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to add a Guarantor under the Indenture.

13. DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) default in payment when due (payable at maturity, upon redemption or otherwise), of principal of or premium, if any, on the Notes (whether or not such payment shall be prohibited by Article 10 of the Indenture); (b) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes (whether or not such payment shall be prohibited by Article 10 of the Indenture; (c) failure by the Company to comply with Sections 4.09, 4.10 and 5.01 of the Indenture; (d) failure by the Company for 30 days after receipt of written notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (1) is caused by the failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") at its stated final maturity (after giving effect to any applicable grace periods) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability generally to pay its debts as the same become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case in which it is the debtor, (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary; or (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and the order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or
(i) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness


                                      A-3-6
under the Credit Agreement or (ii) five Business Days after receipt by the Company and the Agent of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted

Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

19. SUBSIDIARY GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) and Liquidated Damages, if any, is unconditionally guaranteed by certain subsidiaries of the Company. Such guaranties are junior and subordinated to the guaranties of such subsidiaries on the same basis as the Notes are junior and subordinated to Senior Debt.

20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:



                                      A-3-7

Precise Technology, Inc.
501 Mosside Boulevard
North Versailles, Pennsylvania  15137-2553
Attention:  Secretary
Facsimile:  (412) 823-4110














                                      A-3-8

                                EXHIBIT B

                    FORM OF CERTIFICATE OF TRANSFER

Precise Technology, Inc.
501 Mosside Boulevard
North Versailles, Pennsylvania  15137-2553

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005


      Re: 11 1/8% Senior Subordinated Notes due 2007

      Reference is hereby made to the Indenture, dated as of June 13, 1997 (the "Indenture"), between Precise Technology, Inc., as issuer (the "Company"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.



      ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                         [CHECK ALL THAT APPLY]

1.|_|Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.|_|Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S.

Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.|_|Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a)|_|such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                   or

      (b)|_|such Transfer is being effected to the Company or a Subsidiary thereof;

                                   or

      (c)|_|such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                   or

      (d)|_|such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if the Company so requests, an Opinion of Counsel reasonably acceptable to the Company provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.|_|Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a)|_|Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b)|_|Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c)|_|Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                ---------------------------
                                                [Insert Name of Transferor]


                                                By:
                                                   ------------------------
                                                Name:
                                                Title:
Dated:                  ,

      ------------------  ----

                   ANNEX A TO CERTIFICATE OF TRANSFER


1. The Transferor owns and proposes to transfer the following:


      |_|a beneficial interest in the:

            (i) |_| 144A Global Note (QIB Global Note) (CUSIP No. 74018P AA7), or

            (ii) 144A Global Note |_| (Accredited Investor Global Note) (CUSIP No. 74018P AB5).


2. After the Transfer, the Transferee will hold:

                                   [CHECK ONE]

      (a)|_|a beneficial interest in the:

            (i) |_| 144A Global Note (QIB Global Note) (CUSIP No. 74018P AA7), or

            (ii) |_| 144A Global Note (Accredited Investor Global Note) (CUSIP No. 74018P AB5), or

            (iii) |_| Unrestricted Global Note (CUSIP_); or

      (b)|_|a Restricted Definitive Note; or

      (c)|_|an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                EXHIBIT C


                     FORM OF CERTIFICATE OF EXCHANGE


Precise Technology, Inc.
501 Mosside Boulevard
North Versailles, Pennsylvania  15137-2553

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005


      Re: 11 1/8% Senior Subordinated Notes due 2007 (CUSIP                    )
          ----------------------------------------------------------------------

      Reference is hereby made to the Indenture, dated as of June 13, 1997 (the "Indenture"), between Precise Technology, Inc., as issuer (the "Company"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      _________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

      (a)|_|Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b)|_|Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c)|_|Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d)|_|Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
(i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

      (a)|_|Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b)|_|Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the

Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note or |_| Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) such Owner acquired such Restricted Definitive Note in a transaction pursuant to Rule 144A or Regulation S, (ii) the beneficial interest is being acquired for the Owner's own account without transfer and (iii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    [Insert Name of Owner]


                                    By:
                                        ----------------------------
                                    Name:
                                    Title:

Dated:                 ,
      ----------------   ----

                                    EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Precise Technology, Inc.
501 Mosside Boulevard
North Versailles, Pennsylvania  15137-2553

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005


      Re: 11 1/8% Senior Subordinated Notes due 2007


      Reference is hereby made to the Indenture, dated as of June 13, 1997 (the "Indenture"), between Precise Technology, Inc., as issuer (the "Company"), and First Trust of New York, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of Restricted Definitive Notes we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Notes (for which are acting as hereinafter stated), that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Company so Requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We further agree to provide to any person purchasing the Definitive Note or a beneficial interest in a Global Note from us in a transaction meeting the requirements of (i) or (ii) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or(7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes without a view to distribution thereof in violation of the Securities Act for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.




                              ------------------------------------
                              [Insert Name of Accredited Investor]


                              ------------------------------------
                              By:
                              Name:
                              Title:

Dated:                  ,
      -----------------  ----

                                   EXHIBIT E


                              SUBSIDIARY GUARANTEE

      Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

      The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 12 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 12.04 of the Indenture.


      This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary

Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantors to contribution from other Guarantors and any other rights such Guarantors may have, contractual or otherwise, shall be taken into account.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                              PRECISE TMP, INC.

                              By:
                                    -----------------------------
                                    Name:
                                    Title:


                              MASSIE TOOL, MOLD & DIE, INC.

                              By:
                                    -----------------------------
                                    Name:
                                    Title:


                              PRECISE POLESTAR, INC.

                              By:
                                    -----------------------------
                                    Name:
                                    Title:


                              PRECISE TECHNOLOGY OF DELAWARE INC.

                              By:
                                    -----------------------------
                                    Name:
                                    Title:


                              PRECISE TECHNOLOGY OF ILLINOIS INC.


                              By:
                                    -----------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I

Term Loans:

Delaware State Loan                                               $112,604.00

Concord Comm. Corp. (Phg tool EDM)                                $186,339.21

Concord Comm. Corp. (TMP EDM)                                     $171,942.12
                                                                  -----------
            SUBTOTAL:                                             $470,885.33



Cap Leases:

Phoenixcor (Del Presses)                                        $1,184,237.24

Heller Financial (LAF Presses)                                    $778,009.22

TM Acceptance (PGH Presses)                                     $2,519,605.18

US Bancorp.  (Polestar Presses)                                   $382,964.99

Concord Comm. Corp.  (TMP S. Graf.)                               $408,317.06

Pencader Assoc.  (Del)                                            $118,102.47

OTHER CAPITAL LEASES:

Vision Fin. (PGH fork trk)                                         $3,031.51,

Iron & Glass Bank (Eng Software)                                   $40,081.00

Concord Capital Lease (Various Equip)                             $271,014.89

Concord Comm.  (Pgh tooling grinder)                               $57,701.18

Concord Comm.  (Unity Tooling EDM)                                $118,908.64

Concord Comm.  (PHG Tool CNC)                                     $145,262.01

Concord Comm.  (Massie Grinder                                    $223,410.00
                                                                -------------
                                                                $6,250,645.39
                                                                -------------
Totals                                                          $6,721,530.72